                                                                                                                                                                                                                                                                                                    Exhibit 10.1

AMENDMENT NO. 1

TO THE

PARKWAY PROPERTIES, INC.

2010 OMNIBUS EQUITY INCENTIVE PLAN

                WHEREAS, the Parkway Properties, Inc.  2010 Omnibus Equity Incentive Plan (the "Plan") authorizes the Board of Directors of Parkway Properties, Inc. (the "Company") to amend the Plan, and

                WHEREAS, the Board of Directors has determined to amend the provisions of the Plan applicable upon a change in control of the Company,

                NOW, THEREFORE, the Plan is amended as follows, effective as of the effective date of the Plan:

                1.     Section 15 is amended to read as follows:

                    15.             Change in Control.

(a)                 Impact of Event.  Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the  provisions of this Section 15 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section 15 shall not be applicable):

(i)                   If and to the extent that outstanding awards under the Plan (A) are assumed by the successor corporation (or an affiliate of the successor) or continued or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 15(a)(v).

(ii)                 If and to the extent that outstanding awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a)(i), then upon the Change in Control the following treatment (referred to as "Change-in-Control Treatment") shall apply to such awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; and (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any Performance Goals relevant to such awards shall be deemed to have been achieved at the target performance level; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code section 409A.

(iii)                However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section  409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.

(iv)               If and to the extent that outstanding awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 15(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company's securities relating to such awards over the exercise or purchase price (if any) for such awards (except that, in the case of an Option or SAR, such payment shall limited as necessary to prevent the Option or SAR from being subject to Code section 409A).

(v)                 If and to the extent that (A) outstanding awards are assumed, continued or replaced in accordance with Section 15(a)(i) above and (B) a Participant's employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant's termination, the Change-in-Control Treatment set forth in Section 15(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.

(vi)               Outstanding Options or SARs that are assumed, continued, or replaced in accordance with Section 15(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such award as set forth in the applicable Award Agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 15(a)(v) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such award.

(b)                 Definitions.

(i)                   For the purposes of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board:  individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the consummation of a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(ii)                 For the purposes of this Section 15, "Cause"  shall mean (A) the continued failure by the Participant to perform material responsibilities and duties toward the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), (B) the engaging by the Participant in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (C) the conviction of the Participant of a felony, or (D) the commission or omission of any act by the Participant that is materially inimical to the best interests of the Company and that constitutes on the part of the Participant common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that Cause shall not include the Participant's lack of professional qualifications.  For purposes of this Agreement, an act, or failure to act, on the Participant's part shall be considered "willful" or "reckless" only if done, or omitted, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

(iii)                For the purposes of this Section 15, "Good Reason" shall mean:

(1)                 the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant's position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities), or any other action that results in a material diminution in such position, authority, duties, or responsibilities;

(2)                 a material reduction by the Company in the Participant's base salary in effect immediately before the Change in Control;

(3)                 a material reduction by the Company in the Participant's annual bonus opportunity or in the target level for such bonus or in the level of the Participant's long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control;

(4)                 a material diminution in any budget over which the Participant retains authority; or

(5)                 the Company's requiring the Participant, without the Participant's written consent, to be based at any office or location materially distant from the Participant's office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant's responsibilities.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant's written notice must be tendered within ninety days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty days following its receipt of such notice.  A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within fourteen days after the Company's failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

                IN WITNESS WHEREOF, the Board of Directors of the Company has caused this amendment to be executed this 6th day of May, 2010.

                                                                                                                    PARKWAY PROPERTIES, INC.

                                                                                                                    by

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